Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Monogram Residential Trust, Inc. (formerly Behringer Harvard Multifamily REIT I, Inc.) on Form S-8 of our report dated March 12, 2014 relating to the consolidated financial statements and financial statement schedules of Behringer Harvard Multifamily REIT I, Inc. appearing in the Annual Report on Form 10-K of Behringer Harvard Multifamily REIT I, Inc. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
December 22, 2014